Exhibit 99.1
AMENDED AND RESTATED
EXECUTIVE EMPLOYMENT AGREEMENT
          THIS AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”), dated as of this 27th day of May, 2010 (the “Effective Date”), is entered into by and among Gen Fukunaga, a Texas resident (the“Executive”), FUNimation Productions, Ltd., a Texas limited partnership and its sister company, animeOnline, Ltd., a Texas limited partnership, (collectively the “Company”), and Navarre Corporation, a Minnesota corporation and parent of the Company (the“Parent”).
          WHEREAS, in order to promote the stability of the Company by providing appropriate assurances to Executive with respect to his employment and the possible involuntary termination thereof, the Company, Parent and Executive previously entered into that Post Acquisition Employment Agreement dated May 11, 2005, which agreement expired May 10, 2010 (the “Original Agreement”);
          WHEREAS, the Company and Executive now desire to amend in certain respects and restate the Original Agreement in its entirety, as set forth below, in order to, among other things, secure Executive’s continued services with the Company;
          WHEREAS, the Board of Directors of the Parent (the “Board”) has determined that both the Original Agreement and this Agreement are in the best interests of the Parent and its shareholders in order to secure Executive’s continued services and encourage his continued full attention and dedication to the business of the Company; and
          WHEREAS, Executive is willing to continue his service to Company on the terms and conditions hereinafter set forth.
          NOW, THEREFORE, in consideration of the above recitals and the mutual promises herein contained, the parties hereto agree as follows:
1.	Definitions. For purposes of this Agreement the following definitions apply:
a. “Base Salary” shall mean the Executive’s annualized base salary as adjusted from time to time.
b. “Cause” shall mean a termination of Executive’s employment by the Company due to any of the following:
(i) Executive’s conviction of, or the entering by Executive of a plea of nolo contendere to, any felony charge or to any non-felony crime involving misrepresentation, fraud or moral turpitude;
(ii) Executive’s gross neglect, willful malfeasance or willful misconduct in connection with his employment hereunder which has had or could have a material adverse effect on the business or reputation of the Company and/or Parent, unless Executive reasonably believed in good faith that such act or non-act was in the best interests of the Company and/or Parent;

(iii) A substantial and continual refusal by Executive to perform Executive’s duties, responsibilities or obligations as assigned by the CEO (provided that such duties, responsibilities or obligations are not inconsistent with Executive’s position and are otherwise lawful and further provided that the failure to perform is not due to incapacity caused by a disability) that continues for thirty (30) days after receipt by Executive of written notice from the Company or Parent identifying the duties, responsibilities or obligations not being performed;
(iv) A violation by Executive of any policy of the Company or Parent that is generally applicable to all employees or all officers including, but not limited to, policies concerning insider trading or sexual harassment, or the Parent’s code of conduct, that Executive knows or reasonably should know could reasonably be expected to result in a material adverse effect on the Company and/or Parent, unless such violation is capable of being cured and is not cured within thirty (30) days after receipt of notice thereof from the Company or Parent;
(v) Any fraudulent or dishonest action, or failure to act, with respect to the business or affairs of the Company and/or Parent or breach of the duty of loyalty toward the Company and/or Parent, including, without limitation, providing false or misleading information to the Company and/or Parent;
(vi) Executive’s failure to cooperate, if requested by the Board, with any investigation or inquiry into his or the Company’s and/or Parent’s business practices, whether internal or external, including, but not limited to Executive’s refusal to be deposed or to provide testimony at any trial or inquiry;
(vii) Any material breach by Executive of the provisions of Paragraphs 7, 8, or 9 of this Agreement, unless such violation is capable of being cured and is not cured within ten (10) days after receipt of notice thereof from the Company or Parent.
c. “CEO” shall mean the Chief Executive Officer of the Parent.
d. “Code” shall mean the Internal Revenue Code of 1986, as amended.
e. “Disability” shall mean a termination of Executive’s employment due to:
(i) Executive’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.; or
(ii) A determination by the Social Security Administration that Executive is totally disabled; and
(iii) Any question as to the existence, extent or potentiality of Executive’s disability shall be determined by a qualified physician selected by the Company with the consent of Executive, which consent shall not be unreasonably withheld, and Executive or his legal representatives shall have the right to present to such physician such information and arguments as to Executive’s disability as he, she or they deem appropriate, including the opinion of Executive’s personal physician.

f. “Good Reason” shall mean a termination of Executive’s employment by the Executive for any of the following events, provided that Executive shall have delivered a written notice to the Parent within thirty (30) days of his having actual knowledge of the occurrence of one of such events, stating that he intends to terminate his employment for Good Reason and specifying the factual basis for such termination, and such event shall not have been cured by the Company or Parent within thirty (30) days of the receipt of such notice:
(i) A diminution in Executive’s Base Salary from that in effect as of the Effective Date;
(ii) A failure on the part of the Company to provide compensation or other benefits to Executive in a manner set forth in Section 4 below;
(ii) A material diminution in Executive’s duties, responsibilities or authority from that in effect as of the Effective Date; or
(iii) A material change in the geographic location of Executive’s principal place of employment from that in effect as of the Effective Date.
g. “Intellectual Property” shall have the meaning set forth in Paragraph 8 below.
h. “Severance Event” shall mean either: (i) the effective date of the termination of Executive’s employment by the Company for any reason other than for Cause; or (ii) the effective date of the termination of Executive’s employment by the Executive for Good Reason. A Severance Event shall not include a termination of Executive’s employment as a result of Executive’s death. If a Transaction (as defined below) is consummated, a Severance Event shall not be deemed to have occurred as long as Executive is employed or engaged as an independent contractor or consultant by the successor operator of the Company’s business following the Transaction. The term “termination of employment” and other similar terms used in this Agreement shall be construed to have the same meaning as is given to the term “separation from service” in Section 409A of the Code.
i, “Severance Payments” shall mean amounts payable to Executive upon a Severance Event as provided in Paragraph 6 below.
j. “Stock Plan” shall mean the Parent’s Amended and Restated 2004 Stock Plan.
k. “Transaction” shall mean a strategic transaction involving the sale of the Company and may consist of a divestiture of the Company whether by merger, consolidation, spin-off, split-off, business combination, tender or exchange offer, recapitalization, acquisition, sale, distribution, transfer or other disposition of assets or equity interests involving all or a substantial portion of the business, assets or equity interests of the Company.
l. “Transaction Proceeds” shall mean the total proceeds and other consideration payable in connection with a Transaction including and limited to: (i) cash, notes, securities (valued at fair market value at closing), and other property (valued at fair market value at closing); (ii) any amounts placed in escrow; (iii) deferred non-contingent payments (such as installment payments); (iv) reimbursement for taxes or similar arrangements;(v) the aggregate principal amount of any debt, guarantees and any other liabilities or obligations of the Company or Parent which is retired, redeemed, decreased, repaid or extinguished in connection with a Transaction or assumed in an acquisition of assets. Transaction Proceeds shall not include any “Contingent Payments” defined as the consideration received or receivable by the Company or Parent, its employees, its former or current equity holders and/or any other parties in the form of deferred performance or retention-based payments, “earn-outs”, or other contingent payments based upon the occurrence of future events. Any Transaction Proceeds held pursuant to an escrow account established before or in connection with the consummation of a Transaction shall be deemed paid or received and not contingent.
m. “Transaction Success Fee” shall have the meaning set forth in Paragraph 5 below.
2.	Term of Agreement. This Agreement shall be effective as of the Effective Date and replaces and supersedes the Original Agreement. The term of this Agreement (the “Term”) shall begin on the Effective Date and shall continue for a period of one year until the first anniversary of the Effective Date.

3.	Executive’s Services.
a. During the Term of this Agreement, Executive shall continue to be employed by the Company as the Chief Executive Officer and President of the Company. He shall continue to have such authority and responsibility, and shall serve in such capacities consistent with that status, and shall render such other services and duties, consistent with Executive’s position, as may be requested of him from time to time by the CEO. Without limiting the generality of the foregoing, Executive specifically acknowledges and agrees that he shall use his best efforts to pursue and consummate, under the direction of the CEO, a Transaction. Notwithstanding the foregoing, Executive shall not be required to continue his employment with the Company, if the successor operator of the Company’s business following a Transaction does not elect to continue Executive’s employment (or engagement of Executive as an independent contractor or consultant) on financial terms that are, in the aggregate, comparable or superior to those set forth this Agreement.
b. The services of Executive are exclusive to the Company, and Executive will devote substantially all of his business hours to providing services to the Company and agrees to perform his duties under this Agreement faithfully and to the best of his ability. Executive hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement. Nothing herein shall prevent Executive from serving on the boards or act in an advisory capacity of for-profit, non-profit or civic or charitable organizations, so long as such board service and other advisory activities in the aggregate do not materially interfere or conflict with his services to the Company.
4.	Compensation and Benefits.
a. Base Salary. During the Term of this Agreement, the Company shall continue to pay to Executive a Base Salary of $367,500, payable in equal installments on the Company’s regular payroll dates. It is acknowledged that the Company will withhold and deduct from such installment payments such amounts as are required under federal, state and local law to be withheld for income tax, Social Security and other withholding purposes. Upon the recommendation of the CEO, and at the discretion of the Board, the Base Salary may be adjusted upwards based upon Executive’s level of performance.
b. Management Incentive Plan Bonus. As additional compensation for Executive, Executive is eligible to participate in the Parent’s fiscal year management incentive plan with a target bonus equal to 50% of Executive’s Base Salary, in accordance with the terms of such plan as approved and determined by the Board and available to the Parent’s executives as a group. Executive’s incentive award, if approved by the Board, shall be paid annually following the completion of the audited financials for the applicable fiscal year.
c. Stock Based Compensation. Executive is eligible for grants under the Stock Plan as determined and approved by the Compensation Committee of the Board in its sole discretion and as available to the Parent’s executives as a group. As consideration for the affirmative and restrictive covenants contained in this Agreement, Executive shall receive a grant, under the terms and conditions of the Stock Plan, of restricted stock units convertible into 22,500 shares of the Parent’s common stock, such grant shall be made concurrent with the execution of this Agreement by all parties on the form of grant agreement attached hereto as Exhibit A.
d. Benefits. Executive is entitled to participate in all benefit plans, retirement plans and fringe benefits, including incentive arrangements, available to Parent’s executives as a group and for which his status and level of employment qualify him in accordance with the Parent’s policies. Any additional fringe benefits to Executive must be determined and approved by the Board in amounts that are commensurate with the services rendered.
e. Expenses. All reasonable travel and incidental expenses incurred by Executive in the performance of his duties under this Agreement will be reimbursed by the Company provided that Executive complies with the Company’s expense reimbursement policies and provides the Company with documentation for such expenses in a form sufficient to sustain the Company’s deduction for such expenses under Section 162 of the Code.
5.	Transaction Success Fee. For his efforts in support of consummating a Transaction, Executive shall be eligible to earn additional compensation in the form of a Transaction Success Fee as follows:
a. The Transaction Success Fee shall be earned by Executive if a definitive agreement for the Transaction is entered into by all applicable parties during the Term of this Agreement and the Transaction is subsequently consummated. A Transaction shall be considered consummated at the closing of the Transaction.
b. The Transaction Success Fee shall be payable upon consummation and shall be equal to five percent (5%) of the amount of the Transaction Proceeds that are in excess of $50 million. If the Transaction is consummated during the Term of this Agreement, the minimum Transaction Success Fee payable to Executive shall be $250,000.
6.	Severance Payments.
a. Upon the occurrence of a Severance Event, and in consideration of and contingent upon the execution and delivery by Executive of a mutually agreeable general release of all claims and expiration of any applicable revocation period in connection therewith, Executive shall be entitled to Severance Payments as follows:
(i) Subject to Paragraph 6c below, an amount equal to Executive’s then current Base Salary; and
(ii) In full substitution for Executive’s rights under the Company’s fiscal year management incentive bonus plan, a substitute incentive award equal to the average of the Bonus awards earned and paid to the Executive with respect to the preceding three (3) fiscal years.
b. Severance Payments shall be paid in a lump sum within thirty (30) days after the effective date of the termination of employment.
c. If applicable, the Severance Payment provided for in Paragraph 6a(i) above will be offset by any income protection benefits payable to Executive during the first twelve months of a qualifying disability under the Company’s group short-term and long-term disability insurance plans.
d. Notwithstanding the foregoing to the contrary, in no event shall the amount due and payable hereunder constitute a “Parachute Payment” within the meaning of the Section 280G(b)(2) of the Code. In the event that any portion of the Severance Payments would be deemed a Parachute Payment, the amount of the Severance Payments shall be reduced only to the extent necessary to eliminate any such treatment or characterization.
e. It is the intent of the parties that payments under this Agreement comply with Section 409A of the Code, and, accordingly, to interpret, to the maximum extent permitted, this Agreement to be in compliance therewith. If the Executive notifies the Company in writing (with specificity as to the reason therefore) that the Executive believes that any provision of this Agreement (or of any payment of compensation under this Agreement) would cause the Executive to incur any additional tax or interest under Section 409A of the Code, and the Company concurs with such belief or the Company (without any obligation whatsoever to do so) independently makes such determination, the parties shall, in good faith, reform such provision to try to comply with Section 409A through good faith modifications to the minimum extent reasonably appropriate to conform with Section 409A. To the extent that any provision hereof is modified by the parties to try to comply with Section 409A of the Code, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent of the applicable provision without violating the provisions of Section 409A. Notwithstanding the foregoing, the Company shall not be required to assume any economic burden in connection with compliance or noncompliance with Section 409A of the Code.
7.	Confidentiality.
a. Executive acknowledges that his position with Company will bring Executive in close contact with many confidential affairs of the Company and the Parent and its subsidiaries, including, but not limited to, information about costs, profits, financial data, markets, trade secrets, sales, products, key personnel, pricing policies, customer lists, development projects, operational methods, technical processes, plans for future development, business affairs and methods and other information not readily available to the public. In recognition of the foregoing, Executive covenants and agrees that:
(i) Executive will keep secret all material confidential matters of the Company and Parent which are not otherwise in the public domain and will not disclose them to anyone outside of the Company or Parent, either during or after the termination of his Employment, except with the Company’s or Parent’s written consent and except for such disclosure as is necessary in the performance of Executive’s duties or to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency; and

(ii) Executive will deliver promptly to the Company on termination of his employment with the Company, or at any other time the Company may so request, all memoranda, notes, records, reports and other documents (and all copies thereof)containing confidential material relating to the Company, which Executive may then possess or have under his control.
8.	Intellectual Property.
a. All right, title, and interest in and to Intellectual Property, including all inventions, patent applications, patents thereon, know-how and trade secret information, and all copyrightable material, copyrights, and copyright applications that Executive conceives or originates, either individually or jointly with others, and which relate to the business of the Company, will be the sole and exclusive property of the Company, and Executive hereby irrevocably assigns and conveys the sole and exclusive right, title and interest therein, free and clear of any liens or other encumbrances. Such Intellectual Property shall include, but not be limited to, Intellectual Property that:
(i) Is based on any confidential or proprietary information of the Company or of any vendor, supplier or customer of the Company;
(ii) Is related to the actual business of or research and development of the Company;
(iii) Was developed with use of materials, employees, supplies or facilities of the Company; or
(iv) Was funded by the Company.
b. Executive agrees to execute promptly any papers and perform promptly any other reasonable acts necessary to assist the Company to perfect all rights, including all Intellectual Property rights, reserved or conveyed thereto hereunder. Executive agrees to render promptly aid and assistance to the Company in any interference or litigation pertaining to such Intellectual Property, and all reasonable expenses therefor incurred by Executive at the request of the Company will be borne by the Company.
c. Executive will promptly disclose to the Company all Intellectual Property conceived or originated pursuant to his employment.
d. Executive warrants that in the event that Executive creates any original materials or uses any proprietary information in rendering services, none of such material shall infringe any copyrights, trade secrets, rights of privacy, or any other rights of others.
9.	Covenant Not to Compete.
a. Executive acknowledges that the businesses of the Company is highly competitive and international in scope, that its licenses are sourced and its products are marketed throughout the world, that the Company compete in nearly all of their business activities with other organizations which are or could be located in nearly any part of the world and that the nature of Executive’s services, position and expertise are such that he is capable of competing with the Company from nearly any location in the world. Executive further acknowledges that all services of Executive are exclusive to the Company, and that Executive’s performances and services hereunder are of a special, unique, unusual, extraordinary and intellectual character which gives them peculiar value, the loss of which cannot reasonably or adequately be compensated in an action at law for damages and that a breach by Executive of the terms of this Paragraph 9 will cause the Company irreparable injury.
b. In recognition of the foregoing, Executive covenants and agrees that during his employment with the Company and for a period of twelve (12) months thereafter, he will not, directly or indirectly, as a principal, officer, director, shareholder, partner, member, employee, consultant, independent contractor, agent or executive or in any other capacity whatsoever, without the prior written consent of the Company, do any of the following:
(i) Engage in the business of acquiring, licensing, producing, marketing or distributing animé content where animé content is defined as animated television series and specials, movies, or direct to home video long form content which is primarily produced in Japan, in any form or media;
(ii) Acquire any ownership of any kind in, or become associated with or provide services to any other person, corporation, partnership, limited liability company, business trust, association or other business entity engaged in the business of acquiring, licensing, producing, marketing or distributing animé content in any form or media;
(iii) Intentionally and knowingly solicit or attempt to solicit or participate in the solicitation of or otherwise advise or encourage any then employee, agent, consultant or representative of, or vendor or supplier to, the Company to terminate his, her or its relationship therewith; or
(iv) Solicit or attempt to solicit or encourage any person, who is then, or was within the then most recent 12-month period, to the knowledge of Executive, an employee, agent, consultant or representative of the Company or Parent, to become an employee, agent, representative or consultant of or to Executive or any other individual or entity.
c. Permitted Investments. Nothing in this Paragraph 9 shall prevent Executive from making or holding an investment in securities traded on any national securities exchange or traded in the over-the-counter market, provided said investments do not exceed one percent (1%) of the issued and outstanding securities of any one such issuer or, if the total investment in the issuer is $500,000 or less, up to five percent (5%) of such issued and outstanding securities.
10.	Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by Executive without the prior written consent of the Company and the Parent.

11.	Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or unenforceable or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

12.	Complete Agreement. This Agreement contains the complete agreement between the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way. No person, whether or not an officer, agent, employee or representative of any party, has made or has any authority to make for or on behalf of that party any agreement, representation, warranty, statement, promise, arrangement or understanding not expressly set forth in this Agreement (“Parole Agreements”). The parties acknowledge that in entering into this Agreement, they have not relied and will not in any way rely upon any Parole Agreements.

13.	Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together, when delivered, will constitute one and the same instrument.

14.	Governing Law; Choice of Forum; Enforcement. The internal law, without regard to conflicts of laws principles, of the State of Minnesota shall govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement. Any and every legal proceeding arising out of or in connection with this Agreement shall be brought only in an appropriate court located in the State of Minnesota, and each of the parties hereto consents to the exclusive jurisdiction of such courts.

15.	Injunctive Relief. Executive agrees that it would be difficult to compensate the Company and Parent fully for damages for any violation of the provisions of Paragraphs 7, 8 and 9 of this Agreement. Accordingly, Executive specifically agrees that the Company and/or Parent shall be entitled to injunctive relief to enforce the provisions of such Paragraphs.

16.	Arbitration. Except for any dispute arising out of or relating to Paragraphs 7, 8 and 9 of this Agreement, any dispute arising out of or relating to this Agreement or to Executive’s employment shall be settled by final and binding arbitration, which shall be the exclusive means of resolving any such dispute, and the parties specifically waive all rights to pursue any other remedy, recourse, or relief. With respect to disputes by the Company or Parent arising out of or relating to Paragraphs 7, 8 and 9, the Company and/or Parent have retained all rights to legal and equitable recourse and relief, including but not limited to injunctive relief, as referred to in Paragraph 15 above.

a. The arbitration shall be conducted in Minneapolis, Minnesota, before a single arbitrator who is an attorney with at least ten (10) years’ experience in employment law and who is selected by mutual agreement of the parties hereto. Such arbitration shall be conducted pursuant to the then current Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association and shall be commenced within thirty (30) days of a party’s written request therefor. Any request for arbitration must be made by a party within ninety

(90) days of the event(s) giving rise to the claim or dispute. The parties shall bear their own costs and expenses (including, without limitation, all attorneys fees and costs) of the arbitration, and shall bear equally the fees and expenses of the arbitrator.

b. The finding of the arbitrator may not change the express terms of this Agreement and shall be consistent with the arbitrator’s understanding of the findings a court of proper jurisdiction would make in applying the applicable law to the facts underlying the dispute. In no event whatsoever shall an arbitration award include any award of damages other than the amounts in controversy under this Agreement. The parties specifically waive the right to recover, in such arbitration, punitive damages. The decisions and awards rendered by the arbitrator shall be final and conclusive, and judgment upon the award rendered by the arbitrator may be entered in and enforced by any appropriate court located in the State of Minnesota.

17.	No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there by any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

18.	Modification. This Agreement may not be altered, modified or amended except by an instrument in writing signed by Executive and the Company.

19.	Survival. Paragraphs 7, 8, and 9 shall survive the termination of Executive’s employment and termination or expiration of this Agreement.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

EXECUTIVE:

Gen Fukunaga

PARENT:

NAVARRE CORPORATION

By:

Name:

Its:

COMPANY:

FUNIMATION PRODUCTIONS, LTD
By: Navarre CP, LLC, Its General Partner

By:

Name:

Its:

ANIMEONLINE, LTD
By: Navarre CS, LLC, Its General Partner

By:

Name:

Its:

EXHIBIT A
NAVARRE CORPORATION 2004 STOCK PLAN
RESTRICTED STOCK UNIT AGREEMENT
You have been granted an Award of time-vested Restricted Stock Units, subject to the terms and conditions of the 2004 Stock Plan, as amended, and the Restricted Stock Unit Agreement set forth below, as follows:

Name of Participant:	Gen Fukunaga
Grant Date:	May 27, 2010
Number of Award Shares:	22,500 shares of Common Stock

Vesting Schedule:	Issue Dates	Number of Award Shares
	November 3, 2010	7,500
	November 3, 2011	7,500
	November 3, 2012	7,500
Restricted Stock Unit Agreement
1. GRANT OF STOCK UNIT AWARD.
     Navarre Corporation, a Minnesota corporation (together with all successors thereto, the “Company”), hereby grants to the Participant named above, who is an employee of the Company or a Related Company, an award of Restricted Stock Units (the “Stock Units”) subject to the terms and conditions set forth in this Restricted Stock Unit Agreement (the “Agreement”) and in the Navarre Corporation 2004 Stock Plan, as amended from time to time (the “Plan”). The Stock Units represent the contingent right to receive, on a one for one basis, the number of shares (the “Award Shares”) indicated above of the Company’s common stock, no par value (the “Common Stock”) on the dates (the “Issue Date(s)”) specified in the vesting schedule above (the “Vesting Schedule”). Continued employment with the Company or a Related Company is the only required consideration for this grant. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.
2. ACCEPTANCE.
     Your execution of this Agreement will indicate your acceptance of and your willingness to be bound by its terms. No Award Shares will be issued unless you have executed and returned this Agreement to the Company.
3. VESTING OF STOCK UNITS.
3.1 Vesting Schedule. Vesting is subject to your continued employment or service with the Company or a Related Company. Your right to receive the Award Shares will vest, and no longer be contingent, in three installments on the Issues Dates indicated in the Vesting

Schedule. Vested Award Shares will be issued and registered in your name as soon as practicable after the applicable Issue Date. Stock Units for Award Shares that do not vest shall be immediately cancelled.
3.2 Termination of Employment or Service. In the event that your employment or service with the Company or a Related Company terminates voluntarily or involuntarily for any reason prior to an Issue Date indicated in the Vesting Schedule, this award of Stock Units shall expire and be deemed forfeited with respect to all Award Shares not vested at the time of such termination. (For clarification, a termination of employment or service also occurs if the entity that employs you no longer qualifies as a Related Company of Navarre Corporation.) None of the unvested Award Shares shall be due or issued to you.
3.3 Change of Control Transaction. For purposes of this Section 3.3, the term “Change of Control Transaction” shall have the meaning set forth in Section 2 of the Plan. Upon the occurrence of a Change of Control Transaction, the Vesting Schedule shall no longer apply and the Company shall issue all Award Shares not previously issued to you. The Committee administering the Plan in its discretion may make further adjustments or modifications to the Award Shares pursuant to Section 15.4 of the Plan.
4. ISSUANCE OF SHARES.
4.1 Issuance of Shares. Certificates evidencing ownership of vested Award Shares will be issued as indicated above. If permitted by law and the rules of the applicable stock exchange, the issuance of shares may be effected on a noncertificated basis. The Company, however, shall not be required to issue or deliver a certificate for any shares until it has complied with all requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any stock exchange on which the Company’s Common Stock may then be listed and all applicable state laws in connection with the issuance or sale of such shares or the listing of such shares on said exchange. The Company may cause each certificate evidencing the Award Shares to be endorsed with one or more legends setting forth the restrictions on transfer of such Common Stock as required by such securities laws and regulations. Until the issuance of the Award Shares pursuant to this Agreement and the Plan, you shall have none of the rights of a shareholder with respect to the Award Shares.
4.2 Withholding Taxes. You acknowledge that the value of the Award Shares as of an Issue Date will constitute compensation for which you will have an ordinary income tax obligation, and you should consult a tax adviser concerning the same. The Company makes no representations with respect to tax consequences. Prior to the delivery of the Award Shares, the Company is entitled to: (i) withhold and deduct from your future wages (or from other amounts which the Company may owe you), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to such compensation; or (ii) require you to remit the amount of such withholding to the Company in cash. The Company, in its sole discretion, may permit you to satisfy such withholding obligations by reducing the number of Award Shares that would otherwise be issued under this Agreement by the number of Award Shares having a Fair Market Value on the Issue Date sufficient to meet, and not to exceed, the minimum mandatory tax withholding obligation.
5. TRANSFERABILITY OF STOCK UNITS.
     You may not sell, assign, pledge (as loan collateral or otherwise), encumber (by operation of law or otherwise), or transfer this Agreement or the Stock Units in any manner, including, without limitation, by will or the applicable laws of descent or distribution. Any attempt to transfer or encumber this Agreement, the Stock Units or unvested Award Shares shall be null and void and shall void this Agreement.
6. THIS AGREEMENT SUBJECT TO PLAN.
     This Agreement and the Stock Units granted hereunder, and the Award Shares issued pursuant to the Stock Units, have been granted, or will be issued, as the case may be, under and are subject to the terms of the Plan. The terms of the Plan are incorporated by reference herein in their entirety, and, by execution hereof, you acknowledge having reviewed a copy of the Plan. The provisions of this Agreement shall be interpreted so as to be consistent with the Plan, and any ambiguities herein shall be interpreted by reference to the Plan. In the event that any provision hereof is inconsistent with the terms of the Plan, the terms of the Plan shall prevail. You acknowledge and agree that in the event of any question or controversy relating to the terms of the Plan or this Agreement the decision of the Committee administering the Plan shall be conclusive and final. A copy of the Plan has been filed with the Securities and Exchange Commission as an Exhibit to S-8 Registration Statement dated February 20, 2006, and is available from the Company, attention Human Resources.
7. NO GUARANTEE OF CONTINUED EMPLOYMENT.
     You acknowledge and agree that the vesting of Award Shares pursuant to the Vesting Schedule is contingent upon continuing your employment at the will of the Company or a Related Company. You further acknowledge and agree that this award of Stock Units and this Agreement do not constitute an express or implied promise of continued employment for any period and shall not interfere with your right or the Company’s (or a Related Company’s) right to terminate your employment or service at any time with or without cause.
8. MISCELLANEOUS.
8.1 Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
8.2 Governing Law. This Agreement and all rights and obligations hereunder shall be construed in accordance with the Plan and governed by the laws of the State of Minnesota, without regard to its choice of laws provisions. The parties agree that any action relating to this Agreement may be brought in the state or federal courts located in Hennepin County, Minnesota and the parties hereby consent to the jurisdiction of such courts.

8.3 Entire Agreement. This Agreement and the Plan set forth the entire agreement and understanding of the parties hereto with respect to this grant of Stock Units and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to this grant of Stock Units and the administration of the Plan.
8.4 Amendment and Waiver. This Agreement may be amended, waived, modified or canceled by the Committee at any time, provided that all such amendments, waivers, modifications or cancellations shall comply with and not be prohibited by the provisions of the Plan, and any amendment, waiver, modification or cancellation that the Committee determines in good faith has a material adverse affect on your rights under this Agreement shall be with your consent in a written instrument executed by you and the Company.
Agreed and accepted as of the Grant Date:

NAVARRE CORPORATION	PARTICIPANT

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